Exhibit 10.4

NEXTIER OILFIELD SOLUTIONS INC. (FORMER C&J ENERGY)

MANAGEMENT INCENTIVE PLAN

(As amended and restated September 1, 2023)

1.	Purpose.

The purpose of the Plan is to assist the Company to attract, retain, incentivize and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company or its Subsidiaries and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company or its Subsidiaries and to align those interests with those of the shareholders of the Company, its Subsidiaries and Affiliates.

The Plan was originally adopted by C&J Energy Services, Inc. on January 6, 2017, and was subsequently amended effective January 31, 2017. In connection with the transactions effected pursuant to the C&J Merger Agreement, the Plan and Awards outstanding immediately following the closing of such transactions were assigned to, and assumed by, NexTier pursuant to the C&J Merger Agreement, effective as of the consummation of the C&J Merger. In connection with the transactions effected pursuant to the Patterson-UTI Merger Agreement, the Plan and Awards outstanding immediately following the closing of such transactions (the “Rollover Awards”) were assigned to the Company pursuant to the Patterson-UTI Merger Agreement, effective as of the consummation of the Patterson-UTI Merger. The Plan is now amended and restated, effective September 1, 2023, to reflect such assignment to, and assumption of, the Plan by the Company.

2.	Definitions. For purposes of the Plan:

2.1 “Affiliate” shall mean, any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

2.2 “Award” means, individually or collectively, a grant of an Option, Restricted Share, a Restricted Share Unit, a Share Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, an Other Share-Based Award, a Cash Award, a Substitute Award or any combination of the foregoing.

2.3 “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, with respect to the Termination of a Participant by the Company or any Subsidiary of the Company that employs such individual or to which the Participant performs services (or by the Company on behalf of any such Subsidiary), such Participant’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii)

personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its Subsidiaries which does not adversely affect the Company and its Subsidiaries or its reputation or the ability of the Participant to perform his or her employment-related duties or services or to represent the Company or any Subsidiary of the Company that employs such Participant or to which the Participant performs services), (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such agreement

2.6 “Cash Awards” means Cash Awards granted to an Eligible Individual under Section 10.2.

2.7 “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, extraordinary dividend (whether in cash or property) or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, share dividend, share split or reverse share split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction.

2.8 “Change in Control” shall mean, except as otherwise provided in a Participant’s Award Agreement, the occurrence of any of the following after the Effective Date:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a Permitted Holder, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(b) a change in the composition of the Board such that the “Continuing Directors” cease for any reason to constitute at least seventy percent (70%) of the Board. The “Continuing Directors” shall mean those members of the Board who either: (x) were directors on the Effective Date; or (y) were elected by, or on the nomination or recommendation of, at least a three-quarters (3/4) majority (consisting of at least four (4) directors) of the Board who were or become Continuing Directors;

(c) the consummation of a merger or consolidation of the Company with any corporation, including without limitation, a reverse or forward triangular merger, and the Company’s shareholders prior to such transaction own less than a majority of the voting securities of the surviving or resulting corporation or entity after the transaction; or

(d) the consummation of a tender offer or exchange offer by a person or group of persons (other than the Company or a Permitted Holder) for the ownership of more than fifty percent (50%) of the Company’s voting securities; or

(e) the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company, other than to a Permitted Holder or Permitted Holders;

provided, however, if a Change in Control constitutes a payment event with respect to any deferred compensation that is subject to Section 409A, a transaction or event described in paragraph (a), (b), (c), (d) or (e) shall constitute a Change in Control only if such transaction or event constitutes a “change in control event” as defined in Treasury Regulation Section l .409A-3(i)(5).

The Patterson-UTI Merger was a Change in Control for purposes of this Plan.

2.9 “C&J Merger” means the merger of King Merger Sub Corp., a wholly owned subsidiary of Keane Group, Inc., with and into C&J Energy Services, Inc. with C&J Energy Services Inc. surviving (the “Initial Merger”) and immediately following the effectiveness of the Initial Merger, C&J Energy Services, Inc. merges with and into King Merger Sub II LLC (the “LLC Sub”), with the LLC Sub surviving the LLC sub merger as a direct, wholly-owned subsidiary of Keane Group, Inc. (the “LLC Merger”) effective as of October 31, 2019, in accordance with the C&J Merger Agreement.

2.10 “C&J Merger Agreement” means the Agreement and Plan of Merger, dated June 16, 2019, by and among C&J Energy Services, Inc., Keane Group, Inc. and King Merger Sub Corp.

2.11 “Code” means the Internal Revenue Code of 1986, as amended.

2.12 “Committee” means the Compensation Committee of the Board which administers the Plan as provided in Section 3.

2.13 “Company” means (i) effective as of the closing of the Patterson-UTI Merger, Patterson-UTI Energy, Inc., or any successor thereto, (ii) effective as of the closing of the C&J Merger and until the Patterson-UTI Merger, NexTier, and (iii) prior to the closing of the C&J Merger, C&J Energy Services, Inc., a Delaware corporation.

2.14 “Consultant” means any consultant or advisor who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities, but who is not an Employee or Director.

2.15 “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s common shares or (b) a liquidation or dissolution of the Company. For the avoidance of doubt, a Corporate Transaction may be a transaction that is also a Change in Control.

2.16 “Director” means a member of the Board.

2.17 “Disability” means permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.17, in the event any Award is considered to be “deferred compensation” as that term is defined under the Nonqualified Deferred Compensation Rules, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of the Nonqualified Deferred Compensation Rules, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under the Nonqualified Deferred Compensation Rules.

2.18 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.19 “Dividend Equivalent Right” means a right to receive cash, Shares, other Awards or other property based on the value of dividends that are paid with respect to Shares.

2.20 “Effective Date” means the date of the Plan’s approval by the Compensation Committee of the Board.

2.21 “Eligible Individual” means any Employee, Director or Consultant.

2.22 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.

2.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.24 “Fair Market Value” on any date means:

(a) if the Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;

(b) if the Shares are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on such exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;

(c) if the Shares are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or

(d) if the Shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Shares as determined in good faith by the Committee taking into account any factors the Committee deems appropriate (including without limitation the Nonqualified Deferred Compensation Rules),, and in the case of Incentive Stock Options, in accordance with Section 422 of the Code.

2.25 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.26 “NexTier” means NexTier Oilfield Solutions Inc., a Delaware corporation and successor corporation to Keane Group Inc., which assumed the Plan following the C&J Merger.

2.27 “Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.28 “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A and/or 457A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

2.29 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.30 “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.31 “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.32 “Other Share-Based Awards” means Other Share-Based Awards granted to an Eligible Individual under Section 10.2.

2.33 “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.34 “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

2.35 “Patterson-UTI Merger” means (a) the merger of Pecos Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company with and into NexTier, with NexTier continuing as the surviving entity (the “Surviving Company,” and such merger, the “First Company Merger”) and (b) immediately following the First Company Merger, the Surviving Company merged with and into Pecos Second Merger Sub LLC, a wholly-owned subsidiary of the Company (“Merger Sub LLC”), with Merger Sub LLC continuing as the surviving entity and a direct, wholly owned subsidiary of the Company effective as of September 1, 2023, in accordance with the Patterson-UTI Merger Agreement.

2.36 “Patterson-UTI Merger Agreement” means the Agreement and Plan of Merger, dated June 14, 2023 and amended as of July 27, 2023, by and among Patterson-UTI Energy, Inc., Pecos Merger Sub Inc., Merger Sub LLC, and NexTier.

2.37 “Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Shares or any combination of the foregoing.

2.38 “Performance-Based Restricted Shares” means Shares issued or transferred to an Eligible Individual under Section 9.2.

2.39 “Performance Cycle” means the time period specified by the Committee at the time a Performance Award is granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.40 “Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.

2.41 “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).

2.42 “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1(a).

2.43 “Permitted Holder” shall mean (i) any trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or any of its affiliates, (ii) any subsidiary of the Company that is at least 80% owned by the Company and (iii) any corporation, partnership, limited liability company or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

2.44 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

2.45 “Plan” means this NexTier Oilfield Solutions Inc. (Former C&J Energy) Management Incentive Plan, as amended from time to time.

2.46 “Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.

2.47 “Restricted Shares” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.48 “Restricted Share Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.

2.49 “Securities Act” means the Securities Act of 1933, as amended.

2.50 “Share Award” means an Award of Shares granted pursuant to Section 10.1.

2.51 “Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.52 “Share Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

2.53 “Subsidiary” means any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

2.54 “Substitute Award” means an Award granted pursuant to Section 10.3 of the Plan.

2.55 “Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) share possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, a Parent or a Subsidiary.

2.56 “Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will thereupon be deemed to have been Terminated.

3.	Administration.

3.1 Committee; Procedure. The Plan shall be administered by the Compensation Committee of the Board. The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. The Committee shall consist of at least two (2) Directors of the Board and may consist of the entire Board; provided, however, that if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two Directors of the Board, each of whom shall be a Nonemployee Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

3.2 Board Reservation and Delegation.

(a) The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.

(b) Subject to applicable law, the Board may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates any such authority to make Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate.

3.3 Committee Powers. Subject to the express terms and conditions set forth herein and applicable law, the Committee shall have the power from time to time to:

(a) select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom other Awards shall be granted under the Plan, determine the type of Award, the number of Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, including the vesting schedule and duration of such award, if applicable, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Awards granted hereunder, establish sub-plans, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;

(d) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;

(e) cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the term of the Plan;

(f) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(g) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.

3.4 Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.5 No Repricing of Options or Share Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a Change in Capitalization, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Share Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

3.6 Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company operates or has Employees, Directors or Consultants from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4.1; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.	Shares Subject to the Plan; Grant Limitations.

4.1 Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan from and after September 1, 2023 shall be equal to 793,523 Shares (the “Share Reserve”). No new Awards may be granted under the Plan from and after September 1, 2023.

4.2 Individual Participant Limit. The aggregate number of Shares that may be the subject of an Award (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of Shares) granted to an Eligible Individual in any calendar year may not exceed 10% of the Share Reserve. The Fair Market Value of an Award, as determined on the date of grant, designated to be paid only in cash, or the settlement of which is not based on a number of Shares, granted to an Eligible Individual in any calendar year may not exceed $10,000,000. The Fair Market Value of an Award, as determined on the date of grant, granted to a non-employee director in any calendar year may not exceed $750,000.

4.3 Calculating Shares Available. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a) Except as provided in Section 4.3(b), in connection with the granting of an Option, a Share Appreciation Right (other than a Share Appreciation Right related to an Option) or a Share Award, and Other Share-Based Award or a Substitute Award, or the granting of an Award of Restricted Share Units, Restricted Shares, Performance-Based Restricted Shares or Performance Share Units, the number of Shares available under this Section 4 for the granting of further Awards shall be reduced by the number of Shares in respect of which the Award is granted or denominated.

(b) In the event that an Award is granted that, pursuant to the terms of the Award Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards under the Plan shall not be reduced. Any Shares related to an Award granted under the Plan that (i) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, (ii) is settled in cash in lieu of Shares, or (iii) is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award pursuant to which no Shares may be issued, shall again be available for Awards under the Plan.

(c) Any Shares tendered or repurchased (i) to pay the Option Price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan.

5.	Share Options.

5.1 Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date the Incentive Stock Option is granted.

5.2 Option Price. The Option Price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option.

5.4 Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6 Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares held by the Participant, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. In addition, (a) the Committee may provide for the payment of the Option Price through Share repurchase, as a result of which a number of Shares issued upon exercise of an Option having a Fair Market Value equal to the Option Price would be repurchased, and (b) Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.7 Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.

6.	Share Appreciation Rights.

6.1 Grant. The Committee may grant Share Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A Share Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

6.2 Terms; Duration. Share Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise, a Share Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Share Appreciation Right is granted. The Committee may, subsequent to the granting of any Share Appreciation Right, extend the period within which the Share Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Share Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Share Appreciation Right.

6.3 Amount Payable. Upon exercise of a Share Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Share Appreciation Right over (a) with respect to a Share Appreciation Right unrelated to an Option, the Fair Market Value of a Share on the date the Share Appreciation Right was granted or (b) with respect to a Share Appreciation Right related to an Option, the Option Price specified in the related Option (in each case, the “Base Price”) by (ii) the number of Shares as to which the Share Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Share Appreciation Right by including such a limit in the Award Agreement evidencing the Share Appreciation Right at the time it is granted.

6.4 Method of Exercise. Share Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares with respect to which the Share Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Share Appreciation Right being exercised, which shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant.

6.5 Form of Payment. Payment of the amount payable upon exercise of a Share Appreciation Right may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Share Appreciation Right, solely in cash or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.	Dividend Equivalent Rights.

The Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash, Shares, other Awards, other property or a combination of the foregoing, in a single installment or multiple installments, as determined by the Committee. The terms and conditions of any grants of Dividend Equivalent Rights as set forth in an Award Agreement shall comply with the Nonqualified Deferred Compensation Rules.

8.	Restricted Shares; Restricted Share Units.

8.1 Restricted Shares. The Committee may grant Restricted Shares to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. Shares in a book entry account in Participant’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Restricted Shares shall be subject to the terms and provisions set forth below in this Section 8.1.

(a) Rights of Participant. Restricted Shares granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Shares may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Terms and Conditions. Each Award Agreement shall specify the number of Shares subject to the Restricted Share Award, the conditions which must be satisfied in order for the Restricted Shares to vest and the circumstances under which the Award will be forfeited.

(c) Delivery of Shares. Upon the lapse of the restrictions on Restricted Shares, the Committee shall take any action it determines is necessary to evidence such lapse of restrictions which may include causing a share certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Restricted Shares, free of all restrictions hereunder.

(d) Treatment of Dividends. At the time Restricted Shares are granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Restricted Shares) or held in cash. Payment of deferred dividends in respect of Restricted Shares (whether held in cash or as additional Restricted Shares), shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Restricted Shares shall be forfeited upon the forfeiture of such Shares.

8.2 Restricted Share Unit Awards. The Committee may grant Awards of Restricted Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Share Units shall be subject to the terms and provisions set forth below in this Section 8.2.

(a) Payment of Awards. Each Restricted Share Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Share Unit or on any later date specified by the Committee of an amount equal to the Fair Market Value of a Share as of the date the Restricted Share Unit becomes vested or such other date as determined by the Committee at the time the Restricted Share Unit is granted. The Committee may, at the time a Restricted Share Unit is granted, provide a limitation on the amount payable in respect of each Restricted Share Unit. The Committee may provide for the settlement of Restricted Share Units in cash or with Shares having a Fair Market Value equal to the amount to which the Participant has become entitled or a combination thereof.

9.	Performance Awards.

9.1 Performance Units and Performance Share Units. The Committee may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.

(a) Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.

(b) Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.

(c) Terms and Conditions; Vesting and Forfeiture. Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance Units or Performance Share Units shall be less than one (1) year.

(d) Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, other Awards, other property or in any combination of the foregoing as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Restricted Shares, the Committee must determine the extent to which such payment will be in Restricted Shares and the terms of such Restricted Shares at the time the Award is granted.

9.2 Performance-Based Restricted Shares. The Committee may grant Performance-Based Restricted Shares to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Shares in a book entry account in Participant’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Performance-Based Restricted Shares shall be subject to the following terms and provisions:

(a) Rights of Participant. Performance-Based Restricted Shares shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Shares. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Shares may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Terms and Conditions. Each Award Agreement shall specify the number of Shares subject to the Performance-Based Restricted Share Award, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Shares to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Shares shall be less than one (1) year.

(c) Treatment of Dividends. At the time the Performance-Based Restricted Shares are granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance-Based Restricted Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance-Based Restricted Shares (whether held in cash or in additional Performance-Based Restricted Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Shares shall be forfeited upon the forfeiture of such Performance-Based Restricted Shares.

(d) Delivery of Shares. Upon the lapse of the restrictions on Performance-Based Restricted Shares awarded hereunder, the Committee shall take any action it determines is necessary to evidence such lapse of restrictions which may include causing a share certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Performance-Based Restricted Shares, free of all restrictions hereunder.

9.3 Performance Objectives.

(a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per share (diluted or basic), (ii) operating income, (iii) return on equity or assets, (iv) cash flow, (v) net cash flow, (vi) cash flow from operations; (vii) EBITDA, (viii) revenues, (ix) revenue ratios; (x) cost reductions; (xi) cost ratios; (xii) overall revenue or sales growth, (xiii) expense reduction or management, (xiv) market position or share, (xv) total shareholder return, (xvi) return on investment, (xvii) earnings before interest and taxes (EBIT), (xviii) net income, (xix) return on net assets, (xx) economic value added, (xxi) shareholder value added, (xxii) cash flow return on investment, (xxiii) net operating profit, (xxiv) net operating profit after tax, (xxv) return on capital, (xxvi) return on invested capital or (xxvii) any combination of the foregoing. Performance Objectives may be based on any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

(b) Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Cycle (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Cycle; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Cycle that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse.

10.	Share Awards, Other Share-Based Awards, Cash Awards and Substitute Awards.

10.1 Share Awards. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

10.2 Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Individuals such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Share-Based Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10.2 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine. Cash awards (“Cash Awards”), as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 10.2.

10.3 Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Directors or Consultants as a result of a merger, consolidation, acquisition or other transaction by the Company or an Affiliate of another entity or the assets of another entity. Notwithstanding anything contained in the Plan to the contrary, Substitute Awards that are Options or Share Appreciation Rights may have exercise prices less than the Fair Market Value of a Share on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

11.	Effect of Termination of Employment; Transferability.

11.1 Termination. The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at any time thereafter, and which terms and conditions may include provisions regarding the treatment of an Award in the event of a Termination by reason of a divestiture of any Subsidiary or Division or other assets of the Company or any Subsidiary.

11.2 Transferability of Awards and Shares.

(a) Non-Transferability of Awards. Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at any time thereafter, no Award shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.

(b) Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any share exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.

(c) Transfers By Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(d) Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate. Notwithstanding anything to the contrary in this Section 11, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(e) Qualified Domestic Relations Orders. An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

12.	Adjustment upon Changes in Capitalization.

12.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the Plan and/or any Award to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan, including with respect to the following: (a) the maximum number and class of Shares or other shares or securities with respect to which Awards may be granted under the Plan, (b) the maximum number and class of Shares or other shares or securities that may be issued upon exercise of Incentive Share Options, (c) the maximum number and class of Shares or other shares or securities with respect to which Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other shares or securities, cash or other property which are subject to outstanding Awards granted under the Plan and the exercise price therefore, if applicable, and (e) the Performance Objectives.

12.2 Any such adjustment in the Shares or other share or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, and (b) with respect to any Award that is not subject to the Nonqualified Deferred Compensation Rules, in a manner that would not subject the Award to the Nonqualified Deferred Compensation Rules and, with respect to any Award that is subject to the Nonqualified Deferred Compensation Rules, in a manner that complies with the Nonqualified Deferred Compensation Rules.

12.3 If, by reason of a Change in Capitalization, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, prior to such Change in Capitalization.

13.	Effect of a Corporate Transaction.

13.1 Except as otherwise provided in the applicable Award Agreement, in the event of a Corporate Transaction, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

(a) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving corporation or its parent;

(b) substitution or replacement of such Award by the successor or surviving corporation or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), with substantially the same terms and conditions (including vesting) and value as such Award, except that the Committee may deem any applicable performance targets or criteria with respect thereto to be satisfied as of immediately prior to the Corporate Transaction or measure the performance targets or criteria as of the Corporate Transaction;

(c) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or Share Appreciation Right, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or Share Appreciation Right without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, upon (A) the Participant’s involuntary Termination (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause (as defined herein or under an employment agreement), or to the extent applicable by the Participant for “good reason”, as such term may be defined in the applicable Award Agreement and/or the Participant’s employment agreement, offer letter, or other similar documents) on or within a specified period (but not less 24 months) following such Corporate Transaction or (B) in the event the successor or surviving corporation (or its parent) does not continue or assume such Award;

(d) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and

(e) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or Share Appreciation Right, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or Share Appreciation Right is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or Share Appreciation Right for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control.

14.	Interpretation.

14.1 Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

14.2 Compliance with Section 409A and Section 457A. All Awards granted under the Plan are intended to be exempt from the Nonqualified Deferred Compensation Rules or, if subject to the Nonqualified Deferred Compensation Rules, to be administered, operated and construed in compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with the Nonqualified Deferred Compensation Rules or to not be subject to the Nonqualified Deferred Compensation Rules. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of the Nonqualified Deferred Compensation Rules and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan. Neither this Section 14.2 nor any other provision of the Plan is or contains a representation as to any Participant regarding the tax consequences of the grant, vesting or sale of any Award (or the Shares underlying such Award) granted hereunder, and should not be interpreted as such. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules on account of a “separation from service” (as defined under the Nonqualified Deferred Compensation Rules), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

15.	Term; Plan Termination and Amendment of the Plan; Modification of Awards.

15.1 Term. No Award shall be granted under the Plan on or after September 1, 2023. The Plan shall terminate on the Plan Termination Date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

15.2 Plan Amendment or Plan Termination. Prior to the Plan Termination Date, the Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

For purposes of clarity, any adjustments made to Awards pursuant to Section 12 or 13 shall be deemed not to impair or adversely alter Awards or deprive any Participant of Shares and therefore may be made without the consent of affected Participants.

15.3 Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

16.	Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.	Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b) limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;

(c) be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or

(d) be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18.	Regulations and Other Approvals; Governing Law.

18.1 Governing Law. Except as to matters of United States federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2 Compliance with Law.

(a) The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(c) Each grant of an Award and issuance of Shares or other settlement of an Award is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

18.3 Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.	Miscellaneous.

19.1 Forfeiture Events and Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award In addition, the Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

19.2 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.5, in substitution for one or more Awards previously granted to that Eligible Individual.

19.3 Withholding of Taxes.

(a) The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Shares, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more Nonemployee Directors or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld or surrendered shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b) If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.4 Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

19.5 Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.6 Impact of Merger. For the avoidance of doubt, the terms of the Plan in effect immediately prior to the Patterson-UTI Merger shall apply to each Rollover Award, as each such Award has been amended pursuant to the terms of the Patterson-UTI Merger Agreement; provided, however, that effective immediately after the Patterson-UTI Merger, references to the term “Company,” “NexTier Oilfield Solutions, Inc.” or “C&J Energy Services, Inc.” (or words of similar meaning) in any Award Agreement relating to such Rollover Award shall mean “Patterson-UTI Energy, Inc.”